EXHIBIT 99.1

BM Technologies, Inc.

BM Technologies Reports EBITDA Positive Results

for Fourth Quarter and Full Year 2020

New Business1 Serviced Deposits Increased 579% YOY

Radnor, PA., March 16, 2021 — BM Technologies Inc. (NYSE American: BMTX) (“BM Technologies,” “BMTX,” “we,” or the “Company”) one of the largest digital banking platforms in the country, today reported results for the fourth quarter and full year 2020.

HIGHLIGHTS

●	Q4 2020 GAAP revenues: $17.3 million; Q4 2020 pro forma[2] core revenues of $17.3 million, a 16% increase compared to Q4 2019
●	2020 GAAP revenues: $66.9 million; 2020 pro forma core revenues of $66.7 million, a 9% increase compared to 2019
●	Added nearly 450 thousand new accounts in 2020
●	EBITDA positive; full year 2020 pro forma core EBITDA of $3.5 million; EBITDA margin has expanded to 5% for 2020 and 8% for 4Q20
●	Total serviced deposits of $960 million at December 31, 2020, a 139% increase compared to 2019. New business serviced deposits increased 579% compared to 2019. Subsequent to year-end, deposit growth has continued with over $1.3 billion in deposits as of March 15, 2021
●	Debit card spend was $2.8 billion in 2020, an 18% increase compared to 2019; New business debit spend increased nearly 250% compared to 2019
●	Our high volume, low-cost customer acquisition strategy continues to yield a customer acquisition cost (CAC) below $10 per active account[3]
●	Positive operating leverage in 2020, given $5.4 million of proforma core revenue growth exceeded $2.2 million of pro forma core operating expense growth
●	We recently executed a contract with a higher education services partner giving us access to new colleges and universities
●	Continued tailwinds from federal stimulus – the latest legislation includes $40 billion for higher education and students
●	On January 4, 2021, BankMobile Technologies, Inc. completed its planned business combination with Megalith Financial Acquisition Corp., Inc. and was rebranded BM Technologies, Inc. The company is now fully independent with no ownership by Customers Bank, and trades under the ticker BMTX.

Luvleen Sidhu, BMTX’s Chair, Chief Executive Officer, and Founder commented, “We are happy with our results in 2020, and even more excited about the opportunities that lie ahead as an independent publicly traded company. In 2020 we were EBITDA positive, a differentiator among fintech companies, and we grew our business despite COVID-19 uncertainties. Looking forward, we expect growth to accelerate in 2021, fueled by expansion of our existing white label business, developments in our student business, and the addition of our newest workplace banking business.”

[1]	“New Business” refers to everything outside of the higher education business
[2]	Pro forma core metrics are non-GAAP measures which exclude the effects of items we do not consider indicative of our core operating performance and normalize the deposit servicing fee in past periods to be consistent with the current servicing agreement and management believes provide a clearer view of our business. A reconciliation is included on page 7 of this release
[3]	CAC is calculated based on TTM total Marketing and Client Operations expense, net of subscription fees paid to BMTX for higher education clients, divided by TTM newly active accounts

On January 4, 2021, BankMobile Technologies, Inc. became an independent company after the completion of a divestiture transaction and was rebranded BM Technologies, Inc. Previously, BankMobile Technologies was a wholly owned subsidiary of Customers Bank, which is a wholly owned subsidiary of Customers Bancorp. All of the business and financial results disclosed here-in occurred during the period BankMobile Technologies was a wholly owned subsidiary of Customers Bank, unless otherwise indicated.

Business Update

BMTX operates in 3 verticals: higher education and student banking, white label banking and workplace banking.

Despite COVID-related higher education headwinds in 2020, we retained more than 99% of our higher education institutions and disbursed $11.7 billion in refunds to students, including $1.9 billion into BankMobile Vibe Accounts. In addition, organic deposits (deposits that are not part of a school disbursement) increased 32% over 2019 to $1.9 billion. Looking to 2021 we are excited to expand our overall product offerings to colleges and universities including a new vendor payments product. Additionally, we have recently signed a contract with a higher education services company that should significantly expand our reach to new colleges and universities. We are also targeting a pilot program of a co-branded BankMobile Google Plex account this fall, which we expect will result in more students choosing a BankMobile account to receive their refund. The number of active accounts4 with at least one organic deposit5 in 5 out of the last 6 months rose 16% in 2020 to 51 thousand; approximately 13% of active accounts had a monthly deposit of $300 or more in December of 2020, an increase from 5% at the end of 2019.

Our white label business is experiencing significant growth, including 579% growth in 2020 year-end serviced deposits and 247% growth in 2020 debit card spend. We continue to actively work a pipeline of prospective new white label customers and are in final stages of due diligence with a potential new white label partner. We also want to highlight the significant primary account usage patterns of our most active white label account holders. Highly active users with both direct deposit and a minimum of 5 customer driven transactions per month are spending in excess of $17,000 annually on their debit cards and have average deposit balances of $844. This very attractive cohort makes up approximately 14% of accounts.

In late 2020, we launched our workplace banking business. We see considerable opportunity to partner with employers to provide financial services benefits, including competitive checking accounts, savings accounts, and lending products to their employees. There are over 20 million US employees that work at Fortune 1000 companies, which we consider our primary target. In the fourth quarter we were excited to announce a partnership with Prudential Financial, Inc. to provide financial wellness services as part of the Workplace Banking offering, and also announced a partnership with BenefitHub a leading marketplace for employee benefits.

[4]	“Active Accounts” are defined as any account in the higher education vertical with activity in the trailing 12 months
[5]	“Organic deposits” are defined as deposits in the higher education vertical that are not disbursed directly through the school

FINANCIAL HIGHLIGHTS

2020 GAAP revenues totaled $66.9 million, an 8% reduction from 2019. 2020 pro forma core revenues increased 9% to $66.7 million compared to 2019. Pro forma core revenues are a non-GAAP measure which management believes provide investors an enhanced understanding of our business by normalizing the deposit servicing fee in all periods to conform with the current agreement and excluding the effects of items we do not consider indicative of our core operating performance; a reconciliation appears on page 7 of this release.

	For the Quarter Ended December 31,			%
(dollars in thousands)	2020	2019	Change	Change
GAAP revenues	$17,330	$17,601	$(271)	(2)%
Pro Forma Core revenues[6]	17,250	14,865	2,385	16%
Pro Forma Core EBITDA	1,323	37	1,286	NA
Pro Forma Core EBITDA Margin	8%	0%

	For the Year Ended December 31,			%
(dollars in thousands)	2020	2019	Change	Change
GAAP revenues	$66,858	$72,307	$(5,449)	(8)%
Pro Forma Core revenues	66,679	61,337	5,342	9%
Pro Forma Core EBITDA	3,549	(2,230)	5,779	NA
Pro Forma Core EBITDA Margin	5%	(4)%

BUSINESS HIGHLIGHTS

	December 31,			%
(dollars in millions)	2020	2019	Change	Change
Ending Serviced deposits	$960	$401	$559	139%
Debit spend	2,791	2,370	421	18%

2021 OUTLOOK

“With our divestiture behind us, we are excited about the opportunities that lay ahead as an independent publicly traded company. Already this year, we have expanded our team with select key hires, signed several important LOIs, and are on track to sign another significant white label partner. We are excitedly working towards launching new options for student customers in partnership with Google, and our existing business continues to scale. We are on track to reach our 2021 EBITDA target of $21.5 million,” concluded Sidhu.

[6]	Pro forma core metrics are Non-GAAP measures which adjust revenues to reflect our current servicing agreement and exclude non-recurring items; a reconciliation appears on page 7 of this release

2020 Income Statement Trends

Pro forma Core EBITDA totaled $3.5 million in 2020, compared to -$2.2 million in 2019.

	For the Year Ended December 31,		YoY Chg
($ in millions)	2020	2019	$	%

Interchange and card revenue	$26.3	$28.1	$(1.8)	(7)%
Deposit servicing fees	22.3	16.5	5.8	35%
Account fees	11.3	10.9	0.4	3%
University fees	5.3	5.0	0.4	7%
Other	1.5	0.9	0.6	73%
Pro Forma Core Revenues	$66.7	$61.3	$5.3	9%

Pro Forma Core OpEx (Excl. Depr. & Amort.)	63.1	63.6	(0.4)	(1)%
Pro Forma Core EBITDA	$3.5	$(2.2)	$5.8	NM

Less: Interest Expense	1.4	0.5	0.9	NM
Less: Depreciation & Amortization	11.9	9.3	2.6	29%
Pro Forma Core Pre-Tax Income	$(9.8)	$(12.1)	$2.3	(19)%

“NM” refers to changes greater than 150%

Interchange and card revenue declined 7% to $26.3 million as an 18% increase in debit spend was mitigated by a lower rate of interchange as a percentage of debit spend (which we attribute largely to Covid related change in spending patterns that should normalize higher), and a $1.3 million reduction in foreign ATM fees. Pro forma core deposit servicing fees increased 35% to $22.3 million, driven by a 37% increase in average serviced deposits. Account fees increased 3% to $11.3 million. University fees increased 7% to $5.3 million given the addition of new schools and benefits of COVID-related services provided to new, non-subscription clients. Other income totaled $1.5 million, compared to $0.9 million in 2019.

2020 GAAP expenses, including depreciation and amortization totaled $77.2 million, a 3% reduction from 2019. Proforma core operating expenses, excluding depreciation and amortization, increased 3% to $75.1 million. . Proforma core operating expenses in 2020 exclude $739 thousand of merger related costs related to our divestiture from Customers Bank, and a $1.2 million non-cash work-in-progress (WIP) write-down for discontinued product, net of partner cost reimbursements. Investments in the business and growth were offset by contract optimization initiatives launched in 2H 2019 and additional operating leverage initiatives implemented in October 2020 which will bring continued benefits in 2021. These efforts have yielded a combined $17 million in annualized benefits which has been partially offset by investment in the business.

Depreciation and amortization totaled $11.9 million in 2020, a 29% increase from 2019 driven by the launch of white label products and amortization of capitalized development expenses.

Interest expense totaled $1.4 million in 2020, compared to $0.5 million in 2019. In conjunction with our separation from Customers Bank, BMTX paid down its $40 million in borrowings to $21 million at December 31, 2020. Concurrent with the closing of the separation from Customers, BMTX paid off the prior $21 million of intracompany debt, and drew $5.4 million on a new $10 million line of credit with an interest rate equal to one-month LIBOR plus 375 bps. The $5.4 million drawn on the $10 million line is the company’s only debt outstanding from the January 4 divestiture close through the time of this release.

An updated version of BMTX’s investor presentation is available on the Company’s Investor Relations website at ir.bmtxinc.com.

Contact Information

Investors:

Bob Ramsey

Chief Financial Officer, BM Technologies, Inc. (BMTX)

484-926-7118

rramsey@bankmobile.com

Media Inquiries:

Kati Waldenburg

Vice President, Rubenstein Public Relations, Inc.

212-805-3014

kwaldenburg@rubensteinpr.com

ABOUT BM Technologies, Inc.

BM Technologies, Inc. (NYSE American: BMTX, BMTX.W) is among the largest digital banking platforms in the U.S., providing access to checking and savings accounts, personal loans, credit cards, and financial wellness. It is focused on technology, innovation, easy-to-use products, and education with the mission of being “customer-obsessed” and creating “customers for life.” The BMTX digital banking platform employs a multi-partner distribution model, known as “Banking-as-a-Service” (BaaS), that enables the acquisition of customers at higher volumes and substantially lower expense than traditional banks, while providing significant benefits to its customers, partners, and business. BMTX currently serves over two million account-holders and provides disbursement services at approximately 725 college and university campuses (covering one out of every three students in the U.S.). BM Technologies, Inc. is a technology company and is not a bank, which means it provides banking services through its partner banks. More information can also be found at https://ir.bmtxinc.com/

FORWARD LOOKING STATEMENTS

This release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” and “project” and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties. Such statements are based on management’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Investors are cautioned that there can be no assurance actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Please refer to the risks detailed from time to time in the reports we file with the Securities and Exchange Commission (“SEC”), including our proxy statement/prospectus filed with the SEC on December 11, 2020, our Registration Statement on Form S-1 filed with the SEC on February 12, 2021, as well as other filings for additional factors that could cause actual results to differ materially from those stated or implied by such forward-looking statements. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

UNAUDITED FINANCIAL STATEMENTS

BANKMOBILE TECHNOLOGIES, INC.
STATEMENTS OF OPERATIONS - UNAUDITED
(amounts in thousands)

	For the Years Ended December 31,
	2020	2019	2018
Operating revenues:
Interchange and card revenue	$26,285	$28,124	$29,923
Servicing fees from Customers Bank	22,465	27,425	16,140
Account fees	11,308	10,937	6,544
University fees	5,320	4,964	4,720
Other	1,480	857	189
Total revenues	66,858	72,307	57,516
Operating expenses:
Technology, communication, and processing	27,404	27,310	30,281
Salaries and employee benefits	26,076	22,758	14,607
Professional services	9,304	10,646	8,301
Provision for operating losses	5,170	9,367	5,417
Occupancy	1,428	1,791	1,656
Customer related supplies	825	1,538	2,117
Advertising and promotion	941	1,354	557
Merger and acquisition related expenses	739	100	4,090
Other	5,346	4,744	5,065
Total expenses	77,233	79,608	72,091
Loss from operations	(10,375)	(7,301)	(14,575)
Non-operating expenses:
Interest expense	1,395	535	—
Loss before income tax expense	(11,770)	(7,836)	(14,575)
Income tax expense	23	27	28
Net loss	$(11,793)	$(7,863)	$(14,603)

NON-GAAP FINANCIAL MEASURES - UNAUDITED

Certain financial measures used in this Press Release are not defined by U.S. generally accepted accounting principles (“GAAP”) and as such are considered non-GAAP financial measures. Pro forma core revenues, expenses, and EBITDA exclude the effects of items we do not consider indicative of our core operating performance and normalize the deposit servicing fee in past periods to be consistent with the current servicing agreement. Management believes the use of pro forma core revenues, expenses, and EBITDA are appropriate to provide investors with an additional tool to evaluate the Company’s ongoing business performance. Investors are cautioned that these non-GAAP financial measures may not be defined in the same manner by other companies and, as a result, may not be comparable to other similarly titled measures used by other companies. Also, these non-GAAP financial measures should not be construed as alternatives, or superior, to other measures determined in accordance with GAAP.

Reconciliation - GAAP Revenues to Pro Forma Core Revenues (in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
GAAP revenues	$17,330	$17,601	$66,858	$72,307
Deposit servicing fee adjustment	—	(2,736)	—	(10,970)
Fraud reimbursement adjustment	(80)	—	(179)	0
Pro Forma Core Revenues	$17,250	$14,865	$66,679	$61,337

Reconciliation - GAAP Operating Expenses to Pro Forma Core Operating Expenses (in thousands)

	Year Ended December 31,
	2020	2019
GAAP total expenses	$77,233	$79,608
Non-cash loss on software write-down	(1,248)	—
Fraud reimbursement adjustment	(179)	(4,653)
Merger expenses and DOE settlement	(739)	(2,100)
Pro Forma Core Operating Expenses (Before Depreciation)	75,067	72,855
Depreciation and amortization	(11,937)	(9,288)
Pro Forma Core Expenses	$63,130	$63,567

Reconciliation - GAAP Net Income to Pro Forma Core EBITDA (in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
GAAP net loss	$(3,390)	$(2,118)	$(11,793)	$(7,863)
Non-cash loss on software write-down	1,248	—	1,248	—
Deposit service fee & fraud reimbursement adj	—	(2,549)	—	(6,317)
Merger expenses & DOE settlement	287	1,100	739	2,100
Interest and taxes	251	409	1,418	562
Depreciation and amortization	2,927	3,195	11,937	9,288
Pro Forma Core EBITDA	$1,323	$37	$3,549	$(2,230)

Key Performance Metrics

	1Q19	2Q19	3Q19	4Q19	1Q20	2Q20	3Q20	4Q20	2019	2020	YOY Change
Debit card POS spend ($ Millions)
Debit card POS spend - higher education	$686	$511	$559	$506	$614	$606	$633	$567	$2,262	$2,419	$157	7%
Debit card POS spend - new business	5	14	39	50	61	88	108	115	107	372	265	247%
Debit card POS spend - Total	691	525	597	557	675	693	741	682	2370	2791	422	18%

Serviced Deposits ($ Millions)
Ending serviced deposits - higher education	$616	$410	$598	$319	$503	$500	$645	$405	$319	$405	$85	27%
Ending serviced deposits - new business	11	47	68	82	107	163	299	555	81.84	555.30	473	579%
Ending serviced deposits - Total	627	456	666	401	610	663	944	960	401	960	559	139%
Average serviced deposits - higher education	626	461	471	467	528	552	541	511	506	533	27	5%
Average serviced deposits - new business	9	28	58	75	94	138	217	418	43	217	174	407%
Average serviced deposits - Total	635	489	529	543	622	690	758	928	549	750	202	37%

Higher Ed Metrics
Higher Ed Retention	99.5%	99.5%	99.1%	98.2%	99.9%	99.8%	99.7%	99.4%	98.2%	99.4%	1.2%
FAR[1] disbursements amount ($ Billions)	$3.8	$1.5	$3.2	$1.7	$3.9	$2.6	$3.3	$1.9	$10.3	$11.7	$1.4	13%
Organic Deposits[2] - higher education	$416	$335	$334	$323	$413	$527	$501	$438	$1,408	$1,879	$471	33%

[1]	FAR disbursements are Financial Aid Refund disbursements from a higher education institution
[2]	Organic Deposits are all higher ed deposits excluding any funds disbursed directly from the school